United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 27, 2014

Heatwurx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-184948	45-1539785
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18001 S. Figueroa, Unit F, Gardena, CA	90248
(Address of Principal Executive Offices)	(Zip Code)

6041 South Syracuse Way, Suite 315, Greenwood Village, CO	80111
(Former address, if changed since last report.)	(Zip Code)

Registrant’s telephone number, including area code: (310) 324-4513

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2014, Heatwurx, Inc. (“Heatwurx”) announced the appointment of Alexander Kramer as Chief Financial Officer to be effective as of June, 10, 2014, to replace Allen Dodge who has held the position since August 2012. Mr. Kramer, age 49, has served in the following positions during the last five years: From January 2012 to May 2014, he served as Director at Millennium Capital, a Los Angeles-based capital and management group founded in 2004 which provides local entrepreneurs with capital, M&A, turnaround and management/CFO advisory services; from July 2013 to May 2014, he also served as interim Chief Financial Officer of APT Group, Inc., a propulsion technology company that develops, sells and distributes environmentally friendly recreation and utility power-sports products to a global market; also from January 2012 to June 2013, he served as interim Chief Financial Officer of LEHR, a green technology company and the world’s largest manufacturer of propane powered engines specialized in the R&D, manufacture, and sales of small propane powered engines for the marine, lawn & garden, and power equipment sectors; and from November 2008 to December 2011, he served as Vice President of Finance and Accounting at VSI California, an international nonprofit organization improving women’s health in developing countries by creating access to effective and affordable technologies on a large scale. His earlier career included work as CFO of UWD Group, Chief Credit Officer with CNH Capital, and Head of Trade Finance for American Honda Motor Co.

There are no family relationships between Mr. Kramer and any director, officer or person nominated or chosen to become a director or officer of Heatwurx. There was also no arrangement or understanding between Mr. Kramer and any other person pursuant to which he was selected as Chief Financial Officer of Heatwurx.

A press release announcing the change of Chief Financial Officer is included as an exhibit to this report.

We have agreed to pay Mr. Kramer an annual base salary of $180,000. We have also agreed to grant him five-year options to purchase up to 100,000 shares of our common stock at $3.00 per share under our existing Amended and Restated 2011 Equity Incentive Plan. The options will vest ratably on an annual basis over a three-year vesting period. Mr. Kramer will be employed on an at-will basis, which means that either party could terminate the employment relationship at any time. In the event Mr. Kramer is terminated for any reason other than gross negligence during the first two years of his employment, the Company will pay him as severance an amount equal to two months’ base salary and 20,000 of the 100,000 options will vest immediately. While employed by us, Mr. Kramer will be eligible to participate in company-sponsored insurance plans, which currently include health and vision benefits and life and disability plans.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 27, 2014

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heatwurx, Inc.

Date: May 27, 2014	By:	/s/ David Dworsky
David Dworsky, Chief Executive Officer

3